Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Local Bounti Corporation of our report dated July 16, 2021, relating to the consolidated financial statements of Local Bounti Corporation, appearing in the Registration Statement (No. 333-261578) on Form S-1 and related Prospectus of Local Bounti Corporation.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

San Francisco, California

January 24, 2022